EXHIBIT 99.2


                          FIRST NATIONAL BANK OF HOUMA
                     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST


         As a participant in the First National Bank of Houma Employee Stock Ownership Plan and Trust (the "ESOP"), you are entitled to vote shares of First National Bankshares, Inc. common stock, $2.50 par value, allocated to you under the Plan in connection with the proposed merger of First National Bankshares, Inc. into Whitney Holding Corporation. The enclosed Proxy Statement-Prospectus describes the terms and conditions of the proposed merger.


         To vote, simply complete the voting instructions (below) and return them to HRC at the address indicated below. Your instructions will be held in confidence. If your instructions are not received on or before the later of January 31, 1997 or five days after your receipt of this notice, shares of common stock allocated to you will not be voted.


--------------------------------------------------------------------------------


                               VOTING INSTRUCTIONS

                 THESE INSTRUCTIONS ARE SOLICITED BY THE TRUSTEE
   OF THE FIRST NATIONAL BANK OF HOUMA EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

         The undersigned, a participant in the First National Bank of Houma Employee Stock Ownership Plan and Trust, hereby instructs the trustee to vote at a special meeting of the shareholders of First National Bankshares, Inc. ("FNB")
   to be held on Tuesday, February 18, 1997, and at any and all adjournments and postponements thereof, as follows:

                  1. Proposal to approve an Agreement and Plan of Merger dated October 11, 1996, as amended, between Whitney Holding Corporation ("Whitney"), Whitney National Bank, FNB, and First National Bank of Houma ("FNBH") and the related Joint Agreement of Merger of FNB and Whitney (collectively, the "Plan of Merger") pursuant to which, among other things: (a) FNB would merge into Whitney and each outstanding share of common stock of FNB would be converted into shares of Whitney common stock as determined in accordance with the terms of the Plan of Merger and (b) FNBH would, in due course, merge into Whitney National Bank, all as more fully described in the accompanying Proxy Statement-Prospectus.

             ___ FOR                 ___ AGAINST                  ___ ABSTAIN


THESE INSTRUCTIONS WILL BE VOTED AS SPECIFIED. IF INSTRUCTIONS ARE NOT RECEIVED ON OR BEFORE THE DATE SPECIFIED ABOVE, SHARES SUBJECT TO THESE INSTRUCTIONS WILL NOT BE VOTED.



--------------------------------       -----------------------------------------
Please print name                                     Signature

                                       -----------------------------------------
                                                      Date


                    PLEASE MARK, SIGN, DATE AND RETURN THESE
               INSTRUCTIONS PROMPTLY, USING THE ENCLOSED ENVELOPE TO:


                                       HRC
                         415 Lafayette Street, Suite 200
                          New Orleans, Louisiana 70130
                             Attention: FNBH Proxy